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EXHIBIT 4.4

AMENDMENT NUMBER ONE
TO THE NON-STANDARDIZED
JOINDER AGREEMENT FOR THE
CROSSMANN COMMUNITIES, INC
401(k) PROFIT SHARING PLAN

        THIS AMENDMENT NUMBER ONE is executed on behalf of Crossmann Communities, Inc. ("Company").

        WITNESSETH:

        WHEREAS, the Company adopted the Crossmann Communities, Inc. 401(k) Profit Sharing Plan ("Plan"), effective as of February 28, 1991. Such Plan was subsequently amended as of July 1, 1996, including a Joinder Agreement for such Plan specifying the employers which had adopted the Plan;

        WHEREAS, pursuant to Section 8.05(a) and (b) of the Plan, certain additional employers have become participating employers under the Plan, and such adoption of the Plan by such employers has been reflected in written resolutions;

        WHEREAS, the Company now desires to amend the Joinder Agreement for the Plan to reflect changes which have occured since the effective date of the most recent Joinder Agreement for such Plan with respect to the list of employers who have adopted the Plan; and

        WHEREAS, the Company reserved the right to amend its elections in the Joinder Agreement for Plan pursuant to Section 8.01(b) of the Plan.

        NOW, THEREFORE, the Plan is hereby amended, effective as specifically provided herein, as follows:

          1.    The list of Adopting Employers under Item 1 of the Joinder Agreement for the Plan is hereby amended to be and read as follows:

EMPLOYER		EIN	ADOPTING EMPLOYER
1.	Crossmann Communities of Ohio, Inc.	31-1390649	Yes
2.	Crossmann Communities Partnership, which includes:	35-1901790	Yes
	Deluxe Homes, Inc.	35-1297389	Yes
	Deluxe Homes of Lafayette, Inc	35-1683706	Yes
	Trimark Homes, Inc	35-183064	Yes
	Trimark Development, Inc	35-1807331	Yes
3.	Crossmann Mortage Corp.	35-1898927	Yes
4.	Merit Realty	35-1679596	No
5.	Cutter Homes, Inc	61-0915273	Yes (special entry date of 8/15/97—granted past service credit for eligibility and vesting)
6.	TriMark Realty, Inc		No
7.	Crossmann Communities of Tennessee, LLC, which includes:	62-1713158
	Paragon Properties		Yes (entry date of 7/1/99)
	Heartland Homes		Yes (entry date of 1/1/99)

8.	Crossmann Communities of North Carolina, Inc. (Pinehurst Builders, Inc.)	35-2047531	Yes (special entry date of 7/1/98—granted prior service credit for eligibility and vesting)

          2.    In all other respects, the Joinder Agreement for the Plan shall be and remain unchanged.

        IN WITNESS WHEREOF, Crossmann Communities, Inc. has caused this Amendment Number One to the Joinder Agreement for the Plan to be executed this 14th day of September 1998.

TRUSTEE		CROSSMANN COMMUNITIES, INC.
By:	/s/ Jennifer Holihen	By:	/s/ Jennifer Holihen
		Title:	CFO

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  EXHIBIT 4.4
AMENDMENT NUMBER ONE TO THE NON-STANDARDIZED JOINDER AGREEMENT FOR THE CROSSMANN COMMUNITIES, INC 401(k) PROFIT SHARING PLAN